Exhibit 10.36

                                  $7,000,000.00



                           LOAN AND SECURITY AGREEMENT

                                  by and among

                         RAINTREE HEALTHCARE CORPORATION
                           BRITWILL HEALTHCARE COMPANY
                          BRITWILL FUNDING CORPORATION
                                CEDAR CARE, INC.
                            SHERWOOD HEALTHCARE CORP.
                          BRITWILL INVESTMENTS-I, INC.
                          BRITWILL INVESTMENTS-II, INC.
                          BRITWILL INDIANA PARTNERSHIP
                             BROOKSHIRE HOUSE, INC.
                        CHRISTOPHER NURSING CENTER, INC.
                              AMBERWOOD COURT, INC.
                       THE ARBORS HEALTH CARE CORPORATION
                                 LOS ARCOS, INC.
                               PUEBLO NORTE, INC.
                         RIO VERDE NURSING CENTER, INC.
                        SIGNATURE HEALTH CARE CORPORATION
                        SIGNATURE MANAGEMENT GROUP, INC.


                         (collectively, the "Borrower")

                                       and

                               HCFP FUNDING, INC.

                                 (the "Lender")





                                  May 11, 1999

                           LOAN AND SECURITY AGREEMENT


THIS LOAN AND SECURITY AGREEMENT (the "Agreement" or the "New LOC II Agreement") is made as of this 11th day of May 1999, by and among RAINTREE HEALTHCARE CORPORATION, a Delaware corporation (f/k/a Unison Healthcare Corporation), BRITWILL HEALTHCARE COMPANY, a Delaware corporation, BRITWILL FUNDING CORPORATION, a Delaware corporation, CEDAR CARE, INC., an Indiana corporation, SHERWOOD HEALTHCARE CORP., an Indiana corporation, BRITWILL INVESTMENTS-I, INC., a Delaware corporation, BRITWILL INVESTMENTS-II, INC., a Delaware corporation BRITWILL INDIANA PARTNERSHIP, an Arizona general partnership, BROOKSHIRE HOUSE, INC., a Colorado corporation (f/k/a Asbury Circle, Inc.), CHRISTOPHER NURSING CENTER, INC., a Colorado corporation, AMBERWOOD COURT, INC., a Colorado corporation (f/k/a Valley Hi, Inc.), THE ARBORS HEALTH CARE CORPORATION, an Arizona corporation, LOS ARCOS, INC., a Colorado corporation, PUEBLO NORTE, INC., a Colorado corporation (f/k/a Signature Health Care of California Corporation), RIO VERDE NURSING CENTER, INC., a Colorado corporation, SIGNATURE HEALTH CARE CORPORATION, a Delaware corporation, and SIGNATURE MANAGEMENT GROUP, INC., a Colorado corporation (collectively, "Borrower(s)"); and HCFP FUNDING, INC., a Delaware corporation ("Lender").

                                    RECITALS

A. Borrower desires to establish certain financing arrangements with and borrow funds from Lender, and Lender is willing to establish such arrangements for and make loans and extensions of credit to Borrower, on the terms and conditions set forth below.

B. Borrower includes some of the Debtors in the jointly administered Chapter 11 bankruptcies pending in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court") (Case Nos. B-98-06583-PHX-GBN through B-98-06612-PHX-GBN, and Case Nos. B-98-0173-PHX-GBN through B-98-0175-PHX-GBN) (the "Bankruptcy Cases").

C. By on Order dated January 29, 1999 entered in the Bankruptcy Cases, the Bankruptcy Court has confirmed a plan of reorganization with respect to Borrower (and the other Debtors) (as confirmed, the "Reorganization Plan"). The Reorganization Plan contemplates that the Debtors, as reorganized, will obtain a secured working line of credit of approximately $12,000,000.00 (defined in the Reorganization Plan as the "New Line of Credit"). The New Line of Credit will be comprised of the credit facility of up to the maximum principal amount of $7,000,000.00 available to Borrower under this New LOC II Agreement, and the credit facility of up to the maximum principal amount of $7,000,000.00 available to New LOC I Borrower (as defined below) under the New LOC I Agreement (as defined below). As provided below, the credit facilities available under this New LOC II Agreement and under the New LOC I Agreement are limited in principal amount to the aggregate of $12,000,000.00.

D. Borrower and New LOC I Borrower consist of some of the Debtors as reorganized pursuant to the Reorganization Plan confirmed in the Bankruptcy Cases.

E. The parties desire to define the terms and conditions of their relationship in this Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

SECTION 1.1. ACCOUNT. "Account" means any right to payment for goods sold or leased or services rendered, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance.

SECTION 1.2. ACCOUNT DEBTOR. "Account Debtor" means any Person obligated on any Account of Borrower, including without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

SECTION 1.3. AFFILIATE. "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders and any Affiliates thereof. A Person shall be deemed to control a corporation if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation whether through the ownership of voting securities, by contract, or otherwise.

SECTION 1.4. AGREEMENT. "Agreement" means this Loan and Security Agreement, as it may be amended or supplemented from time to time. This Agreement is also referred to herein from time to time as the "New LOC II Agreement".

SECTION 1.5. BASE RATE. "Base Rate" means a rate of interest equal to eighty-five one-hundredths of one percent (0.85%) above the "Prime Rate of Interest".

SECTION 1.6. BORROWED MONEY. "Borrowed Money" means any obligation to repay money, any indebtedness evidenced by notes, bonds, debentures or similar obligations, any obligation under a conditional sale or other title retention agreement and the net aggregate rentals under any lease which under GAAP would be capitalized on the books of the Borrower or which is the substantial equivalent of the financing of the property so leased.

SECTION 1.7. BORROWER(S). "Borrower" and "Borrowers" have the meanings set forth in the Preamble, PROVIDED, HOWEVER, THAT individual references to the singular and the plural will not limit or affect the joint and several incurrence of Obligations, granting of liens and security interests in Collateral, and repayment and enforcement provisions provided herein.

SECTION 1.8.   BORROWING  BASE.  "Borrowing  Base" has the  meaning set forth in
Section 2.1 (d).

SECTION 1.9. BUSINESS DAY. "Business Day" means any day on which financial institutions are open for business in the State of Maryland, excluding Saturdays and Sundays.

SECTION 1.10. CLOSING; CLOSING DATE. "Closing" and "Closing Date" have the meanings set forth in Section 5.3.

SECTION 1.11.  COLLATERAL.  "Collateral"  has the  meaning set forth in  Section
3.1.

SECTION 1.12.  COMMITMENT  FEE.  "Commitment  Fee"  has the meaning set forth in
Section 2.4(a).

SECTION 1.13. CONCENTRATION ACCOUNT. "Concentration Account" has the meaning set forth in Section 2.3.

SECTION 1.14. CONTROLLED GROUP. "Controlled Group" means a "controlled group" within the meaning of Section 4001(b) of ERISA.

SECTION 1.15. COST REPORT SETTLEMENT ACCOUNT. "Cost Report Settlement Account" means an "Account" owed to Borrower by a Medicaid/Medicare Account Debtor pursuant to any cost report, either interim, filed or audited, as the context may require.

SECTION 1.16. DEFAULT RATE. "Default Rate" means a rate per annum equal to two percent (2%) above the Base Rate.

SECTION 1.17.  ERISA. "ERISA" has the meaning set forth in Section 4.12.

SECTION 1.18. EVENT OF DEFAULT. "Event of Default" and "Events of Default" have the meanings set forth in Section 8.1.

SECTION 1.19. GAAP. "GAAP" means generally accepted accounting principles applied in a matter consistent with the financial statements referred to in
Section 4.7.

SECTION 1.20. GOVERNMENTAL AUTHORITY. "Governmental Authority" means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

SECTION 1.21. HAZARDOUS MATERIAL. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any Governmental Authority.

SECTION 1.22.  HIGHEST  LAWFUL  RATE.   "Highest  Lawful Rate" means the maximum
lawful rate of interest referred to in Section 2.8 that may accrue pursuant to this Agreement.

SECTION 1.23. INSURER. A Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with Borrower to compensate Borrower for providing services to a Patient.

SECTION 1.23A. ISSUING BANK. "Issuing Bank" shall refer to Fleet Bank, N.A., or such other bank mutually acceptable to Lender and Borrower from which Lender obtains the issuance of any of the Letters of Credit in accordance with Section 2.1(e).

SECTION 1.24.  LENDER. "Lender" has the meaning set forth in the Preamble.

SECTION 1.24A. LETTERS OF CREDIT. "Letters of Credit" has the meaning set forth in Section 2.1(e).

SECTION 1.25.  LOAN. "Loan" has the meaning set forth in Section 2.1(a).

SECTION 1.26. LOAN DOCUMENTS. "Loan Documents" means and includes this Agreement, the Note, and each and every other document now or hereafter delivered in connection therewith, as any of them may be amended, modified, or supplemented from time to time.

SECTION 1.27. LOAN MANAGEMENT FEE. "Loan Management Fee" has the meaning set forth in Section 2.4(c).

SECTION 1.28.  LOCKBOX. "Lockbox" has the meaning set forth in Section 2.3(a).

SECTION 1.29. LOCKBOX BANK. "Lockbox Bank" has the meaning set forth in Section 2.3(a).

SECTION 1.30. MAXIMUM LOAN AMOUNT. "Maximum Loan Amount" has the meaning set forth in Section 2.1(a).

SECTION 1.31. MEDICAID/MEDICARE ACCOUNT DEBTOR. "Medicaid/ Medicare Account Debtor" means any Account Debtor which is (i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

SECTION 1.32. MEDICAL SERVICES. Medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by Borrower which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by Borrower to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

SECTION 1.32A. NEW LOC II AGREEMENT. "New LOC II Agreement" means this Loan and Security Agreement, as it may be amended or supplemented from time to time. The term "New LOC II Agreement" is completely synonymous and interchangeable with "Agreement" as defined above.

SECTION 1.32B. NEW LOC I AGREEMENT. "New LOC I Agreement" means that certain Loan and Security Agreement between Lender and New LOC I Borrower dated as of February 8, 1999, as it may be amended or supplemented from time to time. Under the New LOC I Agreement, Lender makes available to New LOC I Borrower a credit facility of up to the maximum principal amount of $7,000,000.00 under the terms and conditions stated in the New LOC I Agreement.

SECTION 1.32C. NEW LOC I BORROWER. "New LOC I Borrower" means collectively the following Affiliates of Borrower: RAINTREE HEALTHCARE CORPORATION, a Delaware corporation (f/k/a Unison Healthcare Corporation), SUNQUEST SPC, INC., an Arizona corporation, SAFFORD CARE, INC., a Colorado corporation, DOUGLAS MANOR, INC., a Colorado corporation, CORNERSTONE CARE CENTER, INC., a Colorado corporation, and ARKANSAS, INC., a Colorado corporation.

SECTION 1.33.  NOTE. "Note" has the meaning set forth in Section 2.1(c).

SECTION 1.34.  OBLIGATIONS.  "Obligations"  has the meaning set forth in Section
3.1.

SECTION 1.35. PATIENT. "Patient" means any Person receiving Medical Services from Borrower and all Persons legally liable to pay Borrower for such Medical Services other than Insurers.

SECTION 1.36. PERMITTED LIENS. "Permitted Liens" means: (a) liens for taxes not delinquent, or which are being contested in good faith and by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender's sole discretion, involve any substantial danger of the sale, loss or forfeiture of such property or assets or any interest therein); (b) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (d) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender's sole discretion, involve any substantial danger of the sale, loss or forfeiture of such property or assets or any interest therein); (e) liens and encumbrances in favor of Lender; (f) liens granted in connection with the lease or purchase of property or assets financed by borrowings permitted by Section 7.1 (provided, however, that no such borrowings permitted by Section 7.1 may be secured by liens on any of the Collateral); and (g) liens set forth on SCHEDULE 1.36.

SECTION 1.37. PERSON. "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

SECTION 1.38.  PLAN. "Plan" has the meaning set forth in Section 4.12.

SECTION 1.39.  PREMISES. "Premises" has the meaning set forth in Section 4.14.

SECTION 1.40. PRIME RATE OF INTEREST. "Prime Rate of Interest" means that rate of interest quoted by Fleet National Bank of Connecticut, N.A., or any successor thereto, as the same may from time to time fluctuate.

SECTION 1.41.  PROHIBITED   TRANSACTION.   "Prohibited   Transaction"   means  a
"prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Internal Revenue Code.

SECTION 1.42. QUALIFIED ACCOUNT. "Qualified Account" means an Account of Borrower generated in the ordinary course of Borrower's business from the sale of goods or rendition of medical services which Lender, in its reasonable credit judgment, deems to be a Qualified Account. Without limiting the generality of the foregoing, no Account shall be a Qualified Account if: (a) it is payable directly to Borrower by a Medicaid/Medicare Account Debtor or commercial medical Insurer acceptable to Lender in its reasonable discretion, and remains unpaid more than one hundred twenty (120) days past the claim or service date (provided, however, that to be Qualified such Medicaid/Medicare Account must be billed within thirty (30) days after the applicable Medical Services have been rendered); (b) it or any portion thereof is payable by an individual beneficiary, recipient or subscriber individually and remains unpaid more than thirty (30) days after the applicable Medical Services have been rendered (it being agreed by Borrower that, outstanding Revolving Credit Loans with respect to such pre-billed Accounts shall at no time exceed $1,300,000.00); (c) the Account is subject to any defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind; (d) any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged; (e) if it arises from the sale of goods by Borrower, such sale was not an absolute sale or on consignment or on approval or on a sale-or-return basis or subject to any other repurchase or return agreement, or such goods have not been shipped to the Account Debtor or its designee; (f) if it arises from the performance of services, such services have not been actually been performed or were undertaken in violation of any law; (g) the Account is subject to a lien other than a Permitted Lien; (h) the Borrower knows or should have known of the bankruptcy, receivership, reorganization, or insolvency of the Account Debtor; (i) the Account is evidenced by chattel paper or an instrument of any kind in which Lender does not have a first priority, perfected security interest, or has been reduced to judgment; (j) it is an Account of an Account Debtor having its principal place of business or executive office outside the United States; (k) the Account Debtor is an Affiliate or Subsidiary of Borrower; (l) more than ten percent (10%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account (other than Medicaid or Medicare Account Debtors) are outstanding more than one hundred twenty (120) days past their invoice date; (m) more than fifteen percent (15%) of the aggregate balance of all Accounts owing from any individual Medicaid Account Debtor obligated on the Account are outstanding more than one hundred fifty (150) days past their invoice date; (n) more than twenty percent (20%) of the aggregate balance of all Accounts owing from any individual Account Debtor (other than a Medicaid/Medicare Account Debtor) obligated on the Account are outstanding more than one hundred fifty (150) days past their invoice date; (o) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Qualified Accounts hereunder; (p) the total unpaid Accounts of the Account Debtor, except for a Medicaid/Medicare Account Debtor, exceed twenty percent (20%) of the net amount of all Qualified Accounts; (q) the Account has been generated through the operation of one of the nursing home facilities listed on SCHEDULE 4.15 as to which Lender has not yet received an estoppel certificate that is substantially in the form of EXHIBIT D attached hereto or is otherwise acceptable to Lender in form and substance (r) any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached; or (s) the Account fails to meet such other specifications and requirements which may from time to time be established by Lender.

SECTION 1.43. REPORTABLE EVENT. "Reportable Event" means a "reportable event" as defined in Section 4043(b) of ERISA.

SECTION 1.44. REVOLVING CREDIT LOAN. "Revolving Credit Loan" has the meaning set forth in Section 2.1(b).

SECTION 1.45.  TERM. "Term" has the meaning set forth in Section 2.8.

SECTION 1.46.  USAGE  FEE.  "Usage  Fee"  has the  meaning  set forth in Section
2.4(b).


                                   ARTICLE II

                                      LOAN

SECTION 2.1.  TERMS.

     (a) The maximum aggregate principal amount of credit extended by Lender to Borrower hereunder (the "Loan") that may be outstanding at any time is Seven Million and No/100 ($7,000,000.00) (the "Maximum Loan Amount"). Notwithstanding the foregoing, or anything else in this Agreement to the contrary, however, the total of the aggregate outstanding principal amount of the Loan made under this Agreement and the aggregate outstanding principal amount of the Loan under the New LOC I Agreement shall not exceed Twelve Million and No/100 ($12,000,000.00).

     (b) The Loan shall be in the nature of a revolving line of credit, and shall include sums advanced and other credit extended by Lender to or for the benefit of the Borrower from time to time under this Article 2 (each a "Revolving Credit Loan"), limited at all times to the least of: (i) the Maximum Loan Amount; (ii) the availability in the Borrowing Base; or (iii) the difference between $12,000,000.00 and the outstanding Loan owing pursuant to the New LOC I Agreement (as defined therein). Depending on the requests of Borrower pursuant to the terms and conditions of Sections 2.1(e) and 2.2 below, the outstanding principal balance of the Loan may fluctuate from time to time, to be reduced by repayments made by Borrower (which may be made without penalty or premium), and to be increased by future Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower, and shall be due and payable in full upon the expiration of the Term. For purposes of this Agreement, any determination as to whether there is ability within the Borrowing Base for advances or extensions of credit shall be made by Lender in its reasonable discretion and is final and binding upon Borrower.

     (c) At Closing, Borrower shall execute and deliver to Lender a promissory note evidencing Borrower's unconditional obligation to repay Lender for Revolving Credit Loans, advances, and other extensions of credit made under the Loan (including without limitation Borrower's obligations with respect to Letters of Credit), in the form of EXHIBIT A to this Agreement (the "Note"), dated the date hereof, payable to the order of Lender in accordance with the terms thereof. The Note (and the principal balance of the Loan outstanding from time to time thereunder, but not including the portion of the Loan owing for undrawn Letters of Credit) shall bear interest from the date thereof until repaid, with interest payable monthly in arrears on the first Business Day of each month, at a rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate, provided that after an occurrence or during the continuance of an Event of Default such rate shall be equal to the Default Rate. Each Revolving Credit Loan, advance and other extension of credit shall be deemed evidenced by the Note, which is deemed incorporated by reference herein and made a part hereof.

     (d) As used herein, the term "Borrowing Base" shall mean that amount equal, at any applicable time, to eighty-five percent (85%) of Qualified
Accounts due and owing from any Medicaid/Medicare Account Debtor, Insurer or other Account Debtor. Notwithstanding any other provision of this Agreement, advances under the Loan shall not be made in an amount that would cause the total amount outstanding under the Loan (after taking into account a proposed advance) to exceed the amount of the Borrowing Base.

     (e) Borrower may request from time to time that Lender obtain from Issuing Bank irrevocable standby letters of credit (collectively, the "Letters of Credit") issued on behalf of Borrower for the benefit of third parties identified by Borrower, PROVIDED THAT: (i) the aggregate amount that beneficiaries of outstanding Letters of Credit may draw at any time may not exceed the amount equal to $2,500,000.00 less the aggregate face amount of all Letters of Credit outstanding pursuant to the New LOC I Agreement; and (ii) when a Letter of Credit is issued, the maximum amount that can be drawn on that
Letter of Credit by the beneficiary thereof shall be deemed an advance under this Agreement for purposes of determining Borrower's borrowing capacity under the Loan. Such advances shall be deemed Revolving Credit Loans and therefore part of the Loan owing by Borrower hereunder, but shall be deemed to be repaid as the amounts that can be drawn under Letters of Credit are reduced from time to time in accordance with the terms and conditions thereof. In the event of any draw under a Letter of Credit: (i) Borrower shall immediately thereafter pay to Lender an amount equal to all amounts that Lender has paid to, or owes, Issuing Bank in relation to that Letter of Credit; and (ii) the portion of the Loan comprised of Borrower's obligations with respect to the Letter of Credit drawn upon shall thereafter bear interest at the applicable rate for the remainder of the Loan (not including obligations related to other Letters of Credit). Payment and performance of all obligations and liabilities of Borrower to Lender arising in connection with the Letters of Credit, including but not limited to all obligations and liabilities of Borrower to Lender under the fee and reimbursement agreement (in a form acceptable to Lender in its sole discretion) that shall be entered into by Borrower and Lender with respect to each Letter of Credit, shall be secured by the liens and security interests in the Collateral granted to Lender under this Agreement. Notwithstanding any of the foregoing, Lender's failure, for any reason, to obtain a Letter of Credit on behalf of Borrower following a request by Borrower shall not constitute a default by Lender under this Agreement.

SECTION 2.2. LOAN ADMINISTRATION. Borrowings under the Loan shall be as follows:

     (a) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, not later than 2:00 p.m. Eastern time one (1) Business Day prior to the proposed borrowing date; PROVIDED, HOWEVER, that no such request may be made at a time when there exists an Event of Default; and (ii) the becoming due (after the expiration of the applicable grace period, if any) of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

     (b) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, as follows:
(i) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(i) shall be disbursed by Lender by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

     (c) All Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower shall constitute the Obligation of Borrower, and shall be secured by Lender's lien upon all of the Collateral of the Borrower.

     (d) Lender shall enter all Revolving Credit Loans as debits to a loan account in the name of Borrower and shall also record in said loan account all payments made by Borrower on any Obligations and all proceeds of Collateral which are indefeasibly paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower. All collections into the Concentration Account pursuant to Section 2.3 shall be applied first to fees, costs and expenses due and owing under the Loan Documents, then to interest due and owing under the Loan Documents, and then to principal outstanding with respect to Revolving Credit Loans.

     (e) Lender will account to Borrower monthly with a statement of Revolving Credit Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall, absent manifest error, be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each accounting is mailed to Borrower. Such notice shall be deemed an objection to those items specifically objected to therein.

SECTION 2.3. COLLECTIONS, DISBURSEMENTS, BORROWING AVAILABILITY, AND LOCKBOX ACCOUNT. Borrower shall maintain one or more lockbox accounts (collectively, the "Lockbox") with Bank One Arizona, N.A. (the "Lockbox Bank"), subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a Lockbox Agreement in the form acceptable to Lender, and such other agreements related thereto as Lender may require. Borrower shall ensure that all collections of Accounts are paid directly from Account Debtors into the Lockbox, and that all funds paid into the Lockbox are immediately transferred into a depository account maintained by Lender at Bank One Arizona, N.A. or U.S. Bank N.A., as determined by Lender in its sole discretion and communicated to Borrower (the "Concentration Account"). Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 2.3 to reduce the outstanding indebtedness under the Loan, with future Revolving Credit Loans, advances and other extensions of credit to be made by Lender under the conditions set forth in this Article II. To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the Lockbox but are received by Borrower, such collections shall be held in trust for the benefit of Lender and immediately remitted, in the form received, to the Lockbox Bank for transfer to the Concentration Account immediately upon receipt by Borrower. Borrower acknowledges and agrees that its compliance with the terms of this Section 2.3 is essential, and that upon its failure to comply with any such terms Lender shall be entitled to assess a non-compliance fee which shall operate to increase the Base Rate by two percent (2%) per annum during any period of non-compliance. Lender shall be entitled to assess such fee whether or not an Event of Default is declared or otherwise occurs. All funds transferred from the Concentration Account for application to Borrower's indebtedness to Lender shall be applied to reduce the Loan balance, but for purposes of calculating interest, shall be subject to a five (5) Business Day clearance period. If as the result of collections of Accounts pursuant to the terms and conditions of this Section 2.3 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Event of Default exists.

SECTION 2.4.  FEES.

     (a) Upon execution of this Agreement, Borrower shall unconditionally pay to Lender a commitment fee equal to Ten Thousand and No/100 Dollars ($10,000.00) (the "Commitment Fee").

     (b) For so long as the Loan is available to Borrower, Borrower unconditionally shall pay to Lender a monthly usage fee (the "Usage Fee") equal to one twelfth (1/12th) of one and one-quarter percent (1.25%) of the average amount by which the Maximum Loan Amount exceeds the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding month. The Usage Fee shall be payable monthly in arrears on the first day of each successive calendar month.

     (c) For so long as the Loan is available to Borrower, Borrower unconditionally shall pay to Lender a quarterly loan management fee (the "Loan Management Fee") equal to Three Thousand Seven Hundred Fifty and No/100 Dollars ($3,750.00) per quarter within the Term. The Loan Management Fee shall be payable quarterly in advance on the first day of each February, May, August and November while this Agreement remains in effect.

     (d) Borrower shall pay to Lender all reasonable audit and appraisal fees in connection with audits and appraisals of Borrower's books and records on not more than a quarterly basis while no Event of Default exists and is continuing, which shall be due and payable on the first Business Day of the month following the date of issuance by Lender of a request for payment thereof to Borrower; provided, however, that (i) absent an Event of Default the payment by Borrower of the quarterly Loan Management Fee shall satisfy its payment obligations under this Section 2.4(d) for the applicable quarter, and (ii) following the occurrence or during the continuation of an Event of Default the hourly rates of the professionals selected by Lender to perform the audits and appraisals shall be reasonable in relation to the scope of the services performed.

     (e) Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any participant pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, of proceeds of Revolving Credit Loans made by Lender to Borrower pursuant to this Agreement, and (ii) the depositing for collection, by Lender or any participant, of any check or item of payment received or delivered to Lender or any participant on account of Obligations.

     (f) Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to Issuing Bank arising out of or in connection with any Letter of Credit issued on behalf of Borrower. In addition, on the date that any Letter of Credit is issued or renewed by Issuing Bank, Borrower shall pay to Lender a fee equal to four percent (4%) of the face amount of the Letter of Credit issued or renewed.

SECTION 2.5. PAYMENTS. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Borrower of any proceeds of any of the Collateral, to the extent of such proceeds, (ii) any draw under a Letter of Credit, to the extent provided in
Section 2.1(e) hereof, (iii) the occurrence of an Event of Default in consequence of which the Loan and the maturity of the payment of the Obligations are accelerated, or (iv) the termination of this Agreement pursuant to Section
2.8 hereof; PROVIDED, HOWEVER, that if any advance made by Lender in excess of the Borrowing Base shall exist at any time, Borrower shall, immediately upon demand, repay such overadvance. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first Business Day of each month (for the immediately preceding month), computed on the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which the Loan and the maturity of the payment of the Obligations are accelerated, or (iii) the termination of this Agreement pursuant to Section 2.8 hereof. Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Loan, all other charges and any other obligations of Borrower hereunder, shall be made to Lender to the Concentration Account, in immediately available funds.

SECTION 2.6. USE OF PROCEEDS. The proceeds of Lender's advances under the Loan shall be used solely for working capital and for other costs of Borrower arising in the ordinary course of Borrower's business.

SECTION 2.7. INTEREST RATE LIMITATION. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision hereof: (a) the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to Borrower by Lender (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to Borrower by Lender);
(b) neither Borrower nor any other Person now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by applicable law (the "Highest Lawful Rate"); and (c) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrower to Lender shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under the Note exceeds the Highest Lawful Rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary herein, to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Agreement under the foregoing provisions is less than the total mount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then Borrower agrees to pay to Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (ii) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Agreement.

SECTION 2.8.  TERM.

     (a) Subject to Lender's right to cease making Revolving Credit Loans to Borrower upon or after any Event of Default, this Agreement shall be in effect for a period of three (3) years from the Closing Date, unless terminated as provided in this Section 2.8 (the "Term"), and this Agreement may be renewed for one-year periods thereafter upon the mutual written agreement of the parties.

     (b) Upon at least thirty (30) days prior written notice to Borrower, Lender may terminate this Agreement as of the end of the Term. In all events, however, Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

     (c) Upon at least thirty (30) days prior written notice to Lender (the "Termination Notice Period"), Borrower may terminate this Agreement before the third annual anniversary of the Closing Date, provided that, at the effective date of such termination, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other Obligations owing under the terms of this Agreement and any other Loan Documents) as liquidated damages for the loss of bargain and not as a penalty, an amount equal to (i) two percent (2%) of the Maximum Loan Amount if the effective date of such termination by Borrower is on or before the first annual anniversary of the Closing Date, (ii) one percent (1%) of the Maximum Loan Amount if the effective date of such termination by Borrower is after the first annual anniversary of the Closing Date and before the second annual anniversary of the Closing Date, and (iii) one percent (1%) of the Maximum Loan Amount if the effective date of such termination by Borrower is after the second annual anniversary of the Closing Date and before the third annual anniversary of the Closing Date.

     (d) All of the Obligations shall be immediately due and payable upon the termination date of this Agreement (the "Termination Date"); provided that, notwithstanding anything in Section 2.8(c) to the contrary, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the Termination Notice Period. All undertakings, agreements, covenants, warranties, and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds.

     (e) Notwithstanding any provision of this Agreement which makes reference to the continuance of an Event of Default, nothing in this Agreement shall be construed to permit Borrower to cure an Event of Default following the lapse of the applicable cure period, and Borrower shall have no such right in any instance unless specifically granted in writing by Lender.

SECTION 2.9. JOINT AND SEVERAL LIABILITY; BINDING OBLIGATIONS. Each entity comprising Borrower and executing this Agreement on behalf of Borrower shall be jointly and severally liable for all of the Obligations. In addition, each entity comprising Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon each individual entity comprising Borrower, and shall be binding upon all such entities when taken together.


                                   ARTICLE III

                                   COLLATERAL

SECTION 3.1. GENERALLY. As security for the payment of all liabilities of Borrower to Lender, including without limitation: (i) indebtedness evidenced under the Note, repayment of Revolving Credit Loans, advances and other extensions of credit, all fees and charges owing by Borrower, and all other liabilities and obligations of every kind or nature whatsoever of Borrower to Lender, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including but not limited to any extensions, modifications, substitutions, increases and renewals thereof, (ii) the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights hereunder and in the following property in accordance with the terms of this Agreement, and (iii) the payment of all expenses incurred by Lender in connection therewith (collectively, the "Obligations"), Borrower hereby assigns and grants to Lender a continuing first priority lien on and security interest in, upon, and to the following property (the "Collateral"):

     (a) All of Borrower's now-owned and hereafter acquired or arising Accounts, accounts receivable and rights to payment of every kind and description, and any contract rights, chattel paper, documents and instruments with respect thereto, together with all fees and other payments due Borrower in connection with its management of nursing homes and other healthcare facilities;

     (b) All of Borrower's now owned and hereafter acquired or arising general intangibles of every kind and description pertaining to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies relating to any of the Collateral, and computer information, software, records, and data;

     (c) All of Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account;

     (d) All of Borrower's monies and other property of every kind and nature now or at any time or times hereafter in the possession of or under the control of Lender or a bailee or Affiliate of Lender; and

     (e) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the parties agree that if (i) Lender has extended credit hereunder equal to the Maximum Loan Amount, and (ii) thereafter Borrower receives an offer, term sheet or commitment (for purposes of the Section, an "Offer") from any Person to provide permanent, long term, short term or any other financing (for purposes of this Section, "Additional Financing") with respect to Borrower, Borrower shall first forward the Offer to the Lender, and the Lender shall have thirty (30) days after receipt (the "Option Period") to agree to provide the Additional Financing in place of such third party upon the terms and conditions set forth in the Offer and to notify Borrower in writing of the Lender's acceptance of the Offer (the "Acceptance Notice"). If Borrower has not received an Acceptance Notice within the Option Period, then Borrower shall be free to consummate the transaction described in the Offer with the third party providing the Offer (the "Transaction"), provided that (a) any liens on Collateral granted to such third party shall be generated solely and exclusively through the operation of one or more nursing homes or other healthcare facilities not owned, operated or managed by any of the entities comprising Borrower as of the Closing Date, and (b) Lender shall obtain signed documentation from such third party financing source confirming (in form and substance satisfactory to Lender, in its sole discretion) that such third party has no security interest in any of the Collateral generated at any nursing home or other healthcare facility owned, operated or managed by any of the entities comprising Borrower as of the Closing Date. If the Transaction is not consummated with such third party during the longer of (i) the one hundred twenty (120) day period following the expiration of the Option Period, and (ii) the period (if any) proposed in the Offer for completion of the Transaction, then Borrower shall not be permitted to consummate the Transaction without again complying with this Section. For purposes of this Section only, the "Lender" shall mean and include either of HCFP Funding, Inc., HCFP Funding II, Inc., HealthCare Financial Partners REIT, a Maryland corporation, or any other parent company, subsidiary or Affiliate of HCFP Funding, Inc. or the parent company or subsidiaries of any of such entities.

SECTION 3.2. LIEN DOCUMENTS. At Closing and thereafter as Lender deems necessary in its sole discretion, Borrower shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender in its sole discretion):

     (a) UCC-1 Financing statements pursuant to the Uniform Commercial Code in effect in the jurisdictions in which Borrower operates, which Lender may file in any State where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; PROVIDED that a carbon, photographic, or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement;

     (b) Any other agreements, documents, instruments, and writings deemed necessary by Lender or as Lender may otherwise request from time to time in its reasonable discretion to evidence, perfect, or protect Lender's liens and security interests in the Collateral required hereunder.

SECTION 3.3.  COLLATERAL ADMINISTRATION.

     (a) All Collateral (except deposit accounts) will at all times be kept by Borrower at its principal office(s) as set forth on SCHEDULE 4.15 hereto and shall not, without the prior written approval of Lender, be moved therefrom.

     (b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. In addition, if Accounts in an aggregate face amount in excess of $50,000.00 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Qualified Accounts or otherwise, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence (or immediately upon Borrower's preparation of a monthly aging schedule if the reason for ineligibility is that the Account has remained unpaid for longer than the applicable period for Qualified Accounts), and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of claims, invoices or other information related thereto.

     (c) Whether or not an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

     (d) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender retains the right at all times after the occurrence and during the continuance of an Event of Default, subject to applicable law regarding Medicaid/Medicare Account Debtors, to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

SECTION 3.4. OTHER ACTIONS. In addition to the foregoing, Borrower (i) shall provide prompt written notice to each private indemnity, managed care or other Insurer who either is currently an Account Debtor or becomes an Account Debtor at any time following the date hereof that the Lender has been granted a first priority lien and security interest in, upon and to all Accounts applicable to such Insurer, and hereby authorizes Lender to send any and all similar notices to such Insurers by Lender, and (ii) shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including but not limited to the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, and any other documents required hereunder. At Lender's request, Borrower shall also immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest. Borrower shall, on Lender's demand, deliver to Lender all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

SECTION 3.5. SEARCHES. Prior to Closing, and thereafter (as and when requested by Lender in its reasonable discretion), Borrower shall obtain and deliver to Lender the following searches against Borrower (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at its own expense:

     (a) Uniform Commercial Code searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains its executive offices, a place of business, or assets;

     (b) Judgment, federal tax lien and corporate tax lien searches, in each jurisdiction searched under clause (a) above; and

     (c) Good standing certificates showing Borrower to be in good standing in its state of formation and in each other state in which it is doing and presently intends to do business for which qualification is required.

SECTION 3.6. POWER OF ATTORNEY. To the extent permitted by applicable bankruptcy law, each of the officers of Lender is hereby, or, if required, upon application to the bankruptcy court, may be, irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on Borrower's Accounts; (b) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Lender hereunder; and (c) do such other and further acts and deeds in the name of Borrower that Lender may deem necessary or desirable to enforce any Account or other Collateral or perfect Lender's security interest or lien in any Collateral. In addition, if Borrower breaches its obligation to direct payments of the proceeds of the Collateral to the Lockbox Account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for Borrower pursuant to this paragraph, may, by the signature or other act of any of Lender's officers (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of the Collateral to Borrower by directing payment to the Lockbox Account.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Each entity comprising Borrower, jointly and severally, represents and warrants to Lender, and shall be deemed to represent and warrant on each day on which any Obligations shall be outstanding hereunder, that:

SECTION 4.1. SUBSIDIARIES. Except as set forth in SCHEDULE 4.1, Borrower has no subsidiaries.

SECTION 4.2. ORGANIZATION AND GOOD STANDING. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or the nature of its business makes such qualification necessary, has the corporate power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business.

SECTION 4.3. AUTHORITY. Borrower has full corporate power and authority to enter into, execute, and deliver this Agreement and to perform its obligations hereunder, to borrow the Loan, to execute and deliver the Note, and to incur and perform the obligations provided for in the Loan Documents, all of which have been duly authorized by all necessary corporate action. No consent or approval of shareholders of, or lenders to, Borrower and no consent, approval, filing or registration with any Governmental Authority is required as a condition to the validity of the Loan Documents or the performance by Borrower of its obligations thereunder.

SECTION 4.4. BINDING AGREEMENT. This Agreement and all other Loan Documents constitute, and the Note, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

SECTION 4.5. LITIGATION. Except as disclosed in SCHEDULE 4.5, there are no actions, suits, proceedings or investigations pending or threatened against Borrower before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower, could have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of Borrower, or upon its ability to perform its obligations under the Loan Documents. Borrower is not in default with respect to any order of any court, arbitrator, or Governmental Authority applicable to Borrower or its properties.

SECTION 4.6. NO CONFLICTS. Except as disclosed in SCHEDULE 4.6, the execution and delivery by Borrower of this Agreement and the other Loan Documents do not, and the performance of its obligations thereunder will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance upon the property of Borrower under: (a) any provision of Borrower's articles of incorporation or its bylaws, (b) any provision of any law, rule, or regulation applicable to Borrower, or (c) any of the following: (i) any lease, indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property is bound; or (ii) any judgment, order or decree of any court, arbitration tribunal, or Governmental Authority having jurisdiction over Borrower which is applicable to Borrower.

SECTION 4.7. FINANCIAL CONDITION. The audited financial statements of Unison Healthcare Corporation and its subsidiaries (including the entities comprising the Borrower) (collectively, the "Consolidated Company") as of December 31, 1997, certified by Ernst & Young, and the unaudited financial statements of the Consolidated Company as of November 30, 1998, certified by an officer of the Consolidated Company, which have been delivered to Lender, fairly present the financial condition of the Consolidated Company and the results of its operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with GAAP. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of the Consolidated Company as of the dates of such financial statements which are not reflected therein or in the notes thereto, except as otherwise disclosed in the disclosure statement with respect to the
Reorganization   Plan  filed  by  the  Debtors  in  the  Bankruptcy  Cases.  The
Consolidated Company's fiscal year ends on December 31. The federal tax identification numbers for the entities comprising the Borrower are listed on
SCHEDULE 4.7.

SECTION 4.8. NO DEFAULT. Except as disclosed in SCHEDULE 4.6, Borrower is not in default under or with respect to any obligation in any respect which could be adverse to its business, operations, property or financial condition, or which could adversely affect the ability of Borrower to perform its obligations under the Loan Documents. No Event of Default or event which, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing.

SECTION 4.9. TITLE TO PROPERTIES. Borrower has good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the financial statements described in Section 4.7, subject to no lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. Borrower has not agreed or consented to cause any of its properties or assets whether owned now or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to any lien, mortgage, pledge, encumbrance or charge of any kind other than Permitted Liens.

SECTION 4.10. TAXES. Except as disclosed on SCHEDULE 4.10, Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date hereof. All tax liabilities of Borrower were, as of November 30, 1998, and are now, adequately provided for on Borrower's books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid.

SECTION 4.11.  SECURITIES AND BANKING LAWS AND REGULATIONS.

     (a) The use of the proceeds of the Loan and Borrower's issuance of the Note will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T, G, or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying "margin stock" within the meaning of those regulations. No part of the proceeds of the Loan hereunder will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

     (b) Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

SECTION 4.12. ERISA. No employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued pursuant thereto that is maintained by Borrower or under which Borrower could have any liability under ERISA (a) has failed to meet minimum funding standards established in Section 302 of ERISA, (b) has failed to comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (c) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code, or (d) has been terminated. Borrower has not assumed, or received notice of a claim asserted against Borrower for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan and is not a member of any Controlled Group (as defined in ERISA). Borrower has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates.

SECTION 4.13. COMPLIANCE WITH LAW. Except as described in SCHEDULE 4.13, Borrower is not in violation of any statute, rule or regulation of any Governmental Authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls). Borrower has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership of its properties and the conduct of its business. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar Governmental Authority and is in full compliance with all applicable rules and regulations of such commissions.

SECTION 4.14. ENVIRONMENTAL MATTERS. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any real property on which the Collateral is located or which is owned, leased or otherwise occupied by Borrower (the "Premises"), or off the Premises as a result of any action of Borrower, except as described in SCHEDULE 4.14. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by Borrower, has been disposed of on or off the Premises by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the Premises owned or leased by Borrower. No other environmental, public health or safety hazards exist with respect to the Premises.

SECTION 4.15. PLACES OF BUSINESS. The only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in SCHEDULE 4.15.
SCHEDULE 4.15 also lists the owner of record of each such property.

SECTION 4.16. INTELLECTUAL PROPERTY. Borrower exclusively owns or possesses all the patents, patent applications trademarks trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any conflict with the rights of others. A list of all such intellectual property (indicating the nature of Borrower's interest), as well as all outstanding franchises and licenses given by or held by Borrower, is attached as SCHEDULE 4.16. Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights.

SECTION 4.17. STOCK OWNERSHIP. The identity of the stockholders of all classes of the outstanding stock of each entity comprising Borrower, together with the respective ownership percentages held by such stockholders, are as set forth on
SCHEDULE 4.17.

SECTION 4.18. MATERIAL FACTS. Neither this Agreement nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower that adversely affects or in the future may adversely affect the business, operations, affairs or financial condition of Borrower, or any of its properties or assets.

SECTION 4.19. INVESTMENTS, GUARANTEES, AND CERTAIN CONTRACTS. Borrower does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person, except as described on SCHEDULE 4.19. Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which adversely affects its business.

SECTION 4.20. BUSINESS INTERRUPTIONS. Within five years prior to the date hereof, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any casualty, strike, lockout, combination of workers, or order of the United States of America or other Governmental Authority, directed against Borrower. There are no pending or threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against Borrower or its business.

SECTION 4.21. NAMES. Within five years prior to the date hereof, Borrower has not conducted business under or used any other name (whether corporate or assumed) other than as shown on SCHEDULE 4.21. Borrower is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are Borrower's sales, business, and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate corporate subsidiary or independent Affiliate.

SECTION 4.22. JOINT VENTURES. Borrower is not engaged in any joint venture or partnership with any other Person, except as set forth on SCHEDULE 4.22.

SECTION 4.23. ACCOUNTS. Lender may rely, in determining which Accounts are Qualified Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

     (a) It is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

     (b) It arises out of a completed, BONA FIDE sale and delivery of (or, in the case of an Account relating to individual recipients of Medical Services, a BONA FIDE pre-billing for) goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between Borrower and Account Debtor (provided, however, that in the case only of pre-billed Accounts to individual recipients of Medical Services covered by such Account, the services will be rendered in full within thirty (30) days following the claim or invoice date);

     (c) It is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender (or in the case only of Accounts owed by Medicaid/Medicare Account Debtors, Borrower has furnished Lender with evidence reasonably satisfactory to Lender that the Medical Services have been rendered but have not yet been invoiced solely as a result of applicable Medicaid/Medicare billing procedures);

     (d) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission by Borrower), be in the future, subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

     (e) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;

     (f) To the best of Borrower's knowledge, the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;

     (g) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

     (h) It has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any and requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account (or in the case only of Accounts owed by Medicaid/Medicare Account Debtors, Borrower has furnished Lender with evidence reasonably satisfactory to Lender that the Medical Services have been rendered but have not yet been invoiced solely as a result of applicable Medicaid/Medicare billing procedures), and such Account if due from a Medicaid/Medicare Account Debtor is properly payable directly to Borrower; and

     (i) Borrower has obtained and currently has all certificates of need, Medicaid and Medicare provider numbers, licenses, permits and authorizations as necessary in the generation of such Accounts.

SECTION 4.24. SOLVENCY. Both before and after giving effect to the transactions contemplated by the terms and provisions of this Agreement (and following the effective date of the Reorganization Plan): (i) Borrower (taken as a whole) owns property whose fair saleable value is greater than the amount required to pay all of Borrower's Indebtedness (including contingent debts), (ii) Borrower (taken as a whole) was and is able to pay all of its Indebtedness as such Indebtedness matures, and (iii) Borrower (taken as a whole) had and has capital sufficient to carry on its business and transactions and all business and transactions in which it about to engage. For purposes hereof, the term "Indebtedness" means, without duplication (x) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Borrower as of the date on which Indebtedness is to be determined, (y) all obligations of any other person or entity which such Borrower has guaranteed, and (z) the Obligations.

SECTION 4.25. NO APPROVALS, ETC. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Governmental Authority or other Person is required in connection with the execution, delivery, or performance (other than performance which is not yet due) by any Borrower of the Loan Documents.

SECTION 4.26. PURPOSE OF ADVANCES. The purpose of each advance under the Loan is a business purpose, and the proceeds of each advance will be used solely for working capital and for other costs of Borrower arising in the ordinary course of Borrower's business.

SECTION 4.27. APPROVALS AND PERMITS; ASSETS AND PROPERTY. To the best knowledge of Borrower, Borrower has obtained and there are in full force and effect all approvals and permits presently necessary for the conduct of the business of each Borrower, and each Borrower owns, leases, or licenses all assets and property necessary for conduct of the business and operations of such Borrower, except as otherwise permitted pursuant to this Agreement, except for any failure to own, lease or license such assets and property that would not, individually or in the aggregate, be materially adverse to the business, properties, assets, operations, prospects, or condition (financial or otherwise) of Borrower.

SECTION 4.28. GOVERNMENTAL REGULATION. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, and Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding have been amended), or any other law which regulates the incurring by Borrower of indebtedness, including but not limited to laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

SECTION 4.29. YEAR 2000 COMPLIANCE. Borrower will use its best efforts to insure that all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally, the "Systems") necessary for Borrower to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.


                                    ARTICLE V

                        CLOSING AND CONDITIONS OF LENDING

SECTION 5.1. CONDITIONS PRECEDENT TO AGREEMENT. The obligation of Lender to enter into and perform this Agreement and to make Revolving Credit Loans is subject to the following conditions precedent:

     (a) Lender shall have received two (2) originals of this Agreement and all other Loan Documents required to be executed and delivered at or prior to Closing (other than the Note, as to which Lender shall receive only one original), executed by Borrower and any other required Persons, as applicable.

     (b) Lender shall have received all searches and good standing certificates required by section 3.5.

     (c) Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.

     (d) There shall have occurred no Event of Default and no event which, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default.

     (e) The representations and warranties contained in Article IV shall be true and correct.

     (f) Lender shall have received copies of all board of directors resolutions and other corporate action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents and the borrowing of the Loan thereunder, as well as the names and signatures of the officers of Borrower authorized to execute documents on its behalf in connection herewith, all as also certified as of the date hereof by an officer of Borrower, and such other papers as Lender may require.

     (g) Lender shall have received copies, certified as true, correct and complete by a corporate officer of Borrower, of the articles of incorporation and bylaws of Borrower, with any amendments thereto, and all other documents necessary for performance of the obligations of Borrower under this Agreement and the other Loan Documents.

     (h) Lender shall have received a written opinion of counsel for Borrower, dated the date hereof, substantially in the form of EXHIBIT C.

     (i) Lender shall have received such financial statements, reports, certifications, and other operational information required to be delivered hereunder, including without limitation an initial borrowing base certificate calculating the Borrowing Base.

     (j)  Lender shall have received the Commitment Fee.

     (k)  The Lockbox and the Concentration Account shall have been established.

     (l)  INTENTIONALLY OMITTED.

     (m) Lender shall have received a certificate of Borrower's chief financial officer, dated the Closing Date, certifying that (i) all of the conditions specified in this Section have been fulfilled, (ii) no Event of Default has occurred, and that no event has occurred which, with the giving of notice or the lapse of time, or both, could constitute an Event of Default, and (iii) the representations and warranties contained in Article IV are true and correct..

     (n) Lender shall have received copies of certificates of insurance that show that the insurance requirements stated in Section 6.7 of this Agreement have been satisfied, and that the insurance is in full force and effect.

SECTION 5.2. CONDITIONS PRECEDENT TO ADVANCES. Notwithstanding any other provision of this Agreement, no Loan proceeds, Revolving Credit Loans, advances or other extensions of credit under the Loan shall be disbursed hereunder unless the following conditions have been satisfied or waived immediately prior to such disbursement:

     (a) Lender shall have received from Borrower a Borrowing Base Report and Compliance Certificate in a form acceptable to Lender in its sole discretion.

     (b) The representations and warranties on the part of Borrower contained in Article IV of this Agreement shall be true and correct in all respects at and as of the date of disbursement or advance, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date and except that the references in Section 4.7 to financial statements shall be deemed to be a reference to the then most recent annual and interim financial statements of Borrower furnished to Lender pursuant to Section 6.1 hereof).

     (c) No Event of Default or event which, with the giving of notice of the lapse of time, or both, could become an Event of Default shall have occurred and be continuing or would result from the making of the disbursement or advance.

     (d)  No  adverse   change  in  the  condition   (financial  or  otherwise),
properties, business, or operations of Borrower shall have occurred and be continuing with respect to Borrower since the date hereof.

     (e) Borrower shall have used its best efforts to obtain and provide to Lender an estoppel certificate substantially in the form of EXHIBIT D attached hereto from Borrower's landlord or sublandlord, as the case may be, with respect to each of the facilities identified on SCHEDULE 4.15.

SECTION 5.3. CLOSING. Subject to the conditions of this Article V, the Loan shall be made available on the date as is mutually agreed by the parties (the "Closing Date") at such time as may by mutually agreeable to the parties upon the execution hereof (the "Closing") at such place as may be requested by Lender.

SECTION 5.4. WAIVER OF RIGHTS. By completing the Closing hereunder, or by making advances under the Loan, Lender does not waive a breach of any representation or warranty of Borrower hereunder or under any other Loan Document, and all of Lender's claims and rights resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that for so long as Borrower may borrow hereunder and until payment in full of the Note and performance of all other obligations of Borrower under the Loan Documents:

SECTION 6.1. FINANCIAL STATEMENTS AND COLLATERAL REPORTS. Borrower will furnish to Lender (a) a sales and collections report and accounts receivable aging schedule on a form acceptable to Lender within fifteen (15) days after the end of each calendar month; (b) payable aging schedules within fifteen (15) days after the end of each calendar month; (c) internally prepared monthly financial statements for the Consolidated Company (as such term is defined in Section 4.7), certified by a duly authorized officer of Borrower, within forty-five (45) days of the end of each calendar month; (d) quarterly financial statements for the Consolidated Company on Form 10-Q, certified by a duly authorized officer of Borrower, within forty-five (45) days of the end of each fiscal quarter of Borrower; (e) to the extent prepared by Borrower, annual projections, profit and loss statements, balance sheets, and cash flow reports (prepared on a monthly basis) for the succeeding fiscal year within thirty (30) days before the end of each of Borrower's fiscal years; (f) internally prepared annual financial statements for Borrower within sixty (60) days after the end of each of Borrower's fiscal years; (g) annual audited financial statements for the Consolidated Company prepared by Ernst & Young or a firm of independent public accountants satisfactory to Lender, within ninety (90) days after the end of each of Borrower's fiscal years; (h) promptly upon receipt thereof, copies of any reports submitted to Borrower by independent accountants in connection with any interim audit of the books of Borrower and copies of each management control letter provided to Borrower by independent accountants; (i) as soon as available, copies of all financial statements and notices provided by Borrower to all of its stockholders; and (j) such additional information, reports or statements as Lender may from time to time request. Annual financial statements shall set forth in comparative form figures for the corresponding periods in the prior fiscal year. All financial statements shall include a balance sheet and statement of earnings and shall be prepared in accordance with GAAP.

SECTION 6.2. PAYMENTS HEREUNDER. Borrower will make all payments of principal, interest, fees, and all other payments required hereunder, under the Loan, and under any other agreements with Lender to which Borrower is a party, as and when due.

SECTION 6.3. EXISTENCE, GOOD STANDING, AND COMPLIANCE WITH LAWS. Borrower will do or cause to be done all things necessary (a) to obtain and keep in full force and effect all corporate existence, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property or the conduct of its business, and comply with all applicable present and future laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over Borrower; and (b) to maintain and protect the properties used or useful in the conduct of the operations of Borrower, in a prudent manner, including without limitation the maintenance at all times of such insurance upon its insurable property and operations as required by law or by Section 6.7 hereof.

SECTION 6.4. LEGALITY. The making of the Loan and each disbursement or advance under the Loan shall not be subject to any penalty or special tax, shall not be prohibited by any governmental order or regulation applicable to Borrower, and shall not violate any rule or regulation of any Governmental Authority, and necessary consents, approvals and authorizations of any Governmental Authority to or of any such disbursement or advance shall have been obtained.

SECTION 6.5. LENDER'S SATISFACTION. All instruments and legal documents and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel, and Lender shall have received all documents, including records of corporate proceedings and opinions of counsel, which Lender may have requested in connection therewith.

SECTION 6.6. TAXES AND CHARGES. Borrower will timely file all tax reports and pay and discharge all post-petition taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of Borrower; PROVIDED, HOWEVER, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, and the Borrower shall have set aside on their books adequate reserve therefor; and PROVIDED FURTHER, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Collateral is not adversely affected thereby and Lender's lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

SECTION 6.7. INSURANCE. Borrower will carry adequate public liability and professional liability insurance with responsible companies satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area, including without limitation insurance on the Collateral covering such risks and in such form and amount as may be required by Lender from time to time, with loss payable to Lender as its interests may appear. Upon request, Borrower will deliver certificates of insurance regarding such insurance, or copies of the insurance policy or policies, to Lender.

SECTION 6.8. GENERAL INFORMATION. Borrower will furnish to Lender such information as Lender may, from time to time, request with respect to the business or financial affairs of Borrower, and permit any officer, employee or agent of Lender to visit and inspect any of the properties, to examine the minute books, books of account and other records, including management letters prepared by Borrower's auditors, of Borrower, and make copies thereof or extracts therefrom, and to discuss its and their business affairs, finances and accounts with, and be advised as to the same by, the accountants and officers of Borrower, all at such times and as often as Lender may require.

SECTION 6.9. MAINTENANCE OF PROPERTY. Borrower will maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION 6.10. NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE DEVELOPMENTS. Borrower promptly will notify Lender upon the occurrence of: (a) any Event of Default; (b) any event which, with the giving of notice or lapse of time, or both, could constitute an Event of Default; (c) any event, development or circumstance whereby the financial statements previously furnished to Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of Borrower; (d) any judicial, administrative or arbitration proceeding pending against Borrower, and any judicial or administrative proceeding known by Borrower to be threatened against it which, if adversely decided, could adversely affect its condition (financial or otherwise) or operations (present or prospective) or which may expose Borrower to uninsured liability of $25,000.00 or more; (e) any default claimed by any other creditor for borrowed money of Borrower other than Lender, or any lessor; and (f) any other development in the business or affairs of Borrower which may be materially adverse; in each case describing the nature thereof and (in the case of notification under clauses (a) and (b)) the action Borrower proposes to take with respect thereto.

SECTION 6.11. EMPLOYEE BENEFIT PLANS. Borrower will (a) comply with the funding requirements of ERISA with respect to the Plans for its employees, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA; (b) furnish Lender, promptly after filing the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue Service with respect to all Plans, or which Borrower, or any member of a Controlled Group, may receive from such Governmental Authority with respect to any such Plans, and (c) promptly advise Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Lender: (a) upon its receipt of notice of the assertion against Borrower of a claim for withdrawal liability; (b) upon the occurrence of any event which could trigger the assertion of a claim for withdrawal liability against Borrower; and (c) upon the occurrence of any event which would place Borrower in a Controlled Group as a result of which any member (including Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

SECTION 6.12. FINANCING STATEMENTS. Borrower shall provide to Lender evidence satisfactory to Lender as to the due recording of termination statements, releases of collateral, and Forms UCC-2 and UCC-3 (as applicable), and shall cause to be recorded financing statements on Form UCC-1 and/or UCC-3, duly executed by Borrower and Lender, in all places necessary to release all existing security interests and other liens in the Collateral (other than as permitted hereby) and to perfect and protect Lender's first priority lien and security interest in the Collateral, as Lender may request.

SECTION 6.13. FINANCIAL RECORDS. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

SECTION 6.14. COLLECTION OF ACCOUNTS. Borrower shall continue to collect its Accounts in the ordinary course of business.

SECTION 6.15. PLACES OF BUSINESS. Borrower shall give thirty (30) days' prior written notice to Lender of any change in the location of any of its places of business, of the places where its records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing, places of business.

SECTION 6.16. BUSINESS CONDUCTED. Borrower shall continue in the business presently conducted by it using its best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately prior to the Closing Date, or engage in business or lines of business which are not reasonably related thereto.

SECTION 6.17. LITIGATION AND OTHER PROCEEDINGS. Borrower shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any court, arbitrator (or arbitration panel), or Governmental Authority against or affecting Borrower if the amount claimed is more than $50,000.00.

SECTION 6.18. BANK ACCOUNTS. Borrower shall assign all of its depository (which shall not include Borrower's operating account) and disbursement accounts to Lender.

SECTION 6.19. SUBMISSION OF COLLATERAL DOCUMENTS. Borrower will, on demand of Lender, make available to Lender copies of shipping and delivery receipts evidencing the shipment of goods that gave rise to an Account, medical records, insurance verification forms, assignment of benefits, in-take forms or other proof of the satisfactory performance of services that gave rise to an Account, a copy of the claim or invoice for each Account and copies of any written contract or order from which the Account arose. Borrower shall promptly notify Lender if an Account becomes evidenced or secured by an instrument or chattel paper and upon request of Lender, will promptly deliver any such instrument or chattel paper to Lender.

SECTION 6.20. LICENSURE; MEDICAID/MEDICARE COST REPORTS. Borrower will maintain all certificates of need, provider numbers and licenses necessary to conduct its business as presently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and services. If required, all Medicaid/Medicare costs reports will be properly filed.

SECTION 6.21. OFFICER'S CERTIFICATES. Together with the monthly financial statements delivered pursuant to clause (c) of Section 6.1, and together with the audited annual financial statements delivered pursuant to clause (g) of that Section, Borrower shall deliver to Lender a certificate of a duly authorized officer in form and substance satisfactory to Lender setting forth:

     (a) The information (including detailed calculations), to the best of Borrower's knowledge, required in order to establish whether Borrower is in compliance with the requirements of Articles VI and VII as of the end of the period covered by the financial statements then being furnished; and

     (b) That the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the income statements being delivered to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or which is then, or with the passage of time or giving of notice or both, could become an Event of Default, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

SECTION 6.22. VISITS AND INSPECTIONS. Borrower will permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the properties of Borrower, and to inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations. All inspections by representatives of Lender are for the sole purpose of protecting the rights and interests of Lender and are not to be construed as a representation by Lender that there has been compliance with any of the requirements of this Agreement. Borrower may make or cause to be made such other independent inspections as Borrower may desire for its own protection.

SECTION 6.23.  DEFENSE OF TITLE.

     (a) Borrower will defend the Collateral and the title and interest therein of Borrower against all matters, including, without limitation, (a) any attachment, levy, or other seizure by legal process or otherwise of any or all the Collateral; (b) any lien or encumbrance or claim thereof on any or all of the Collateral; and (c) any attempt to foreclose or otherwise realize upon any or all of the Collateral under any lien or encumbrance. Borrower will notify Lender promptly in writing of any of the foregoing and will provide such information with respect thereto as Lender may from time to time request.

     (b) Borrower will defend all assets other than Collateral and the title and interest therein of Borrower against all matters, including, without limitation, (a) any attachment, levy, or other seizure by legal process or otherwise of any or all of such assets; (b) any lien or encumbrance or claim thereof on any or all of such assets; and (c) any attempt to foreclose, conduct a trustee's sale, or otherwise realize upon any or all of such assets under any lien or encumbrance or claim thereof on any of all of such assets. Borrower will notify Lender promptly in writing of any of the foregoing and will provide such information with respect thereto as Lender may from time to time request.

SECTION 6.24. YEAR 2000 COMPLIANCE. Borrower covenants and agrees with Lender that, while any Loan Document is in effect, Borrower will furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Lender may request from time to time.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

Each Borrower covenants and agrees that so long as Borrower may borrow hereunder and until payment in full of the Note and performance of all other obligations of the Borrower under the Loan Documents:

SECTION 7.1. BORROWING. Borrower will not create, incur, assume or suffer to exist any liability for Borrowed Money except: (i) indebtedness to Lender; (ii) indebtedness of Borrower secured by mortgages, encumbrances or liens expressly permitted by Section 7.3 hereof; (iii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) days from the billing date or more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; and
(iv) borrowings incurred in the ordinary course of its business and not exceeding $250,000.00 in the aggregate outstanding at any one time. Borrower will not make prepayments on any existing or future indebtedness for Borrowed
Money to any Person (other than Lender, to the extent permitted by this Agreement or any subsequent agreement between Borrower and Lender).

SECTION 7.2. JOINT VENTURES. Borrower will not invest directly or indirectly in any joint venture for any purpose without the prior written notice to, and the express written consent of, Lender, which consent may be withheld in Lender's sole discretion.

SECTION 7.3. LIENS AND ENCUMBRANCES. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of its Collateral, whether now owned or hereafter acquired, except as described on
SCHEDULE 1.36 and SCHEDULE 4.19.

SECTION 7.4. RESTRICTION ON FUNDAMENTAL CHANGES. Borrower will not (a) enter into any merger or consolidation with any Person without the prior written consent of the Lender, which consent shall not be unreasonably withheld, (b) acquire all or substantially all of the assets of any Person, unless such acquisition is done for a commercially reasonable price, and with the purpose of expanding Borrower's existing business or entering into new businesses that are reasonably related to Borrower's existing business, or (c) sell, lease, or otherwise dispose of any of its assets except in the ordinary course of its business (such prohibition to include, without limitation, the transfer of any nursing home or other healthcare facility from any entity comprising Borrower to any other entity comprising Borrower or any other Affiliate of Unison Healthcare Corporation) without the prior written consent of the Lender, which consent shall not be unreasonably withheld. Consistent with the foregoing, until the Obligations are repaid in full none of the entities comprising Borrower shall transfer, assign, convey or grant to any other Person the right to operate or control any of the nursing homes listed on SCHEDULE 4.15, whether by lease, sublease, management agreement, joint venture agreement or otherwise.

SECTION 7.5. SALE AND LEASEBACK. Except to the extent permitted by Section 7.1, Borrower will not, directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without the prior written notice to, and the express written consent of, Lender, which consent may be withheld in Lender's sole discretion.

SECTION 7.6. DIVIDENDS AND MANAGEMENT FEES. Except under the circumstances described in SCHEDULE 7.6, Borrower will not declare or pay any dividends, purchase, redeem or otherwise acquire for value any of its outstanding stock, or return any capital of its stockholders, nor shall Borrower pay or become obligated to pay management fees or fees of a similar nature to any Person; PROVIDED, HOWEVER, that so long as no Event of Default has occurred hereunder, Borrower may make any such dividends or purchase, redeem or otherwise acquire such outstanding stock, return any such capital, or pay any such management fees, so long as doing so would not violate any of the other terms and conditions of this Agreement.

SECTION 7.7. LOANS. Borrower will not make loans or advances to any Person, other than (i) trade credit extended in the ordinary course of its business,
(ii) advances for business travel and similar temporary advances in the ordinary course of business to officers, stockholders, directors, and employees, or (iii) loans or advances in the ordinary course of business from one entity comprising Borrower to another entity comprising Borrower.

SECTION 7.8. CONTINGENT LIABILITIES. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except (a) for guarantees of indebtedness otherwise permitted by Section 7.1, or (b) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

SECTION 7.9. SUBSIDIARIES. Borrower will not form any subsidiary or other Person except for the purpose of expanding Borrower's existing business or entering into new businesses that are reasonably related to Borrower's business, and will not make any investment in or any loan in the nature of an investment to, any other Person.

SECTION 7.10. COMPLIANCE WITH ERISA. Borrower will not permit with respect to any Plan covered by Title IV of ERISA any Prohibited Transaction or any Reportable Event.

SECTION 7.11. CERTIFICATES OF NEED. Borrower will not seek to, or otherwise, amend, alter or suspend or terminate or make provisional in any material way, any certificate of need or provider number without the prior written consent of Lender.

SECTION 7.12. TRANSACTIONS WITH AFFILIATES. Except as otherwise expressly permitted by this Agreement, Borrower will not enter into any transaction, including without limitation the purchase, sale, or exchange of property, or the loaning or giving of funds to any Affiliate or subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's length transaction with any Person not an Affiliate or subsidiary, and so long as the transaction is not otherwise prohibited hereunder. For purposes of the foregoing, Lender consents to the transactions described on SCHEDULE 7.12.

SECTION 7.13. USE OF LENDER'S NAME. Borrower will not use Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations. Borrower may disclose to third parties that Borrower has a borrowing relationship with Lender. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of Lender.

SECTION 7.14. CHANGE IN CAPITAL STRUCTURE. There shall occur no change in the Borrower's capital structure, or change in control of Borrower through a change in the ownership of Borrower's capital stock, both as set forth in SCHEDULE
4.17. For so long as this Agreement remains in effect Michael Jeffries shall be engaged full-time in the management and operation of Borrower's business.

SECTION 7.15. CONTRACTS AND AGREEMENTS. Borrower will not become or be a party to any contract or agreement which would breach this Agreement, or breach any other instrument, agreement, or document to which Borrower is a party or by which it is or may be bound.

SECTION 7.16. MARGIN STOCK. Borrower will not carry or purchase any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

SECTION 7.17. TRUTH OF STATEMENTS AND CERTIFICATES. Borrower will not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

SECTION 7.18. CENSUS. With respect to any twelve (12) month period during the Term, Borrower will not allow the average patient census for such 12-month period, on an aggregate basis at all facilities listed in SCHEDULE 4.15 attached hereto and made a part hereof, to fall below ninety percent (90%) of the overall patient occupancy rate at all facilities listed in SCHEDULE 4.15 as of the Closing Date.

SECTION 7.19. PROHIBITION ON AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. No Borrower will amend, modify, restate, supplement, or terminate its respective certificate of incorporation or bylaws (or other organizational documents) in any manner that would materially affect the validity and enforceability of the Obligations or such Borrower's ability to borrow hereunder, or that would materially impair any security for the Obligations.

SECTION 7.20. NAME, FISCAL YEAR AND ACCOUNTING METHOD. No Borrower shall change its name, fiscal year or accounting methods except as required by GAAP.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.1. EVENTS OF DEFAULT. Each of the following (individually, an "Event of Default" and collectively, the "Events of Default") shall constitute an event of default hereunder:

     (a) A default in the payment of any installment of principal of, or interest upon, the Note when due and payable, whether at maturity or otherwise, which default shall have continued unremedied for a period of five (5) days after written notice thereof from Lender to Borrower;

     (b) A default in the payment of any other charges, fees, or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement when such payment is due and payable, which default shall have continued unremedied for a period of five (5) days after written notice from Lender;

     (c) A default in the due observance or performance by Borrower of any other term, covenant or agreement contained in any of the Loan Documents, which default shall have continued unremedied for a period of thirty (30) days after written notice from Lender;

     (d) If any representation or warranty made by Borrower herein or in any of the other Loan Documents, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered in connection herewith or therewith proves to have been incorrect or misleading in any material respect when made, which default shall have continued unremedied for a period of thirty (30) days after written notice from Lender;

     (e) If any obligation of Borrower (other than its Obligations hereunder) for the payment of Borrowed Money in excess of $50,000.00 is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred a monetary default which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

     (f) If Borrower makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by Borrower;

     (g) If Borrower files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property, commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty
(60) days, or any Borrower by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for a Borrower or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;

     (h) If one or more final judgments against Borrower or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of ten (10) days;

     (i) A Reportable Event which might constitute grounds for termination of any Plan covered by Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan or for the entry of a lien or encumbrance to secure any deficiency, has occurred and is continuing thirty (30) days after its occurrence, or any such Plan is terminated, or a trustee is appointed by an appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan, or a lien or encumbrance is entered to secure any deficiency or claim;

     (j) If any outstanding stock of Borrower is sold or otherwise transferred by the Person owning such stock on the date hereof, PROVIDED, HOWEVER, THAT this provision will not be violated such that an Event of Default has occurred if publicly traded stock of Borrower Unison Healthcare Corporation is bought and sold in ordinary course by non-insider stockholders of that entity;

     (k) If there shall occur any uninsured damage to or loss, theft or destruction of any portion of the Collateral;

     (l) If Borrower breaches or violates the terms of, or if a default or an event which could, whether with notice or the passage of time, or both, constitute a default, occurs under any other existing or future agreement (related or unrelated) between Borrower and Lender;

     (m) Upon the issuance of any execution or distraint process against Borrower or any of its property or assets;

     (n) If Borrower ceases any material portion of its business operations as presently conducted;

     (o) If any indication or evidence is received by Lender that Borrower may have directly or indirectly been engaged in any type of activity which, in Lender's discretion, might result in the forfeiture of any property of Borrower to any Governmental Authority, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender;

     (p) Borrower or any Affiliate of Borrower, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or the enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender;

     (q) Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral.

     (r) There shall occur a material adverse change in the financial condition or business prospects of Borrower, or if Lender in good faith deems itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the repayment of the Note, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender.

     (s) The occurrence of any event of default under the New LOC I Agreement or related loan and security documents.

     (t) If Borrower fails to pay all amounts owing under Section 2.1(e) with respect to any draw on a Letter of Credit within five (5) Business Days after receiving written notice from Lender of the draw on the Letter of Credit, provided, however, that Borrower may use a Revolving Credit Loan to fund any such payments to Lender if and to the extent credit is otherwise available to Borrower under the terms and conditions of this Agreement.

SECTION 8.2. ACCELERATION. Upon the occurrence of any of the foregoing Events of Default, the Note shall become and be immediately due and payable upon declaration to that effect delivered by Lender to Borrower; provided that, upon the happening of any event specified in Section 8.1.(g) hereof, the Note shall be immediately due and payable without declaration or other notice to Borrower.

SECTION 8.3. REMEDIES.

     (a) In addition to all other rights, options, and remedies granted to Lender under this Agreement, upon the occurrence of an Event of Default Lender may (i) suspend, or halt forever, any of its obligations under this Agreement to make advances to Borrower, (ii) terminate this Agreement, whereupon all outstanding Obligations shall be immediately due and payable, (iii) exercise all other rights granted to it hereunder and all rights under the Uniform Commercial Code in effect in the applicable jurisdiction(s) and under any other applicable law, and/or (iv) exercise all rights and remedies under all Loan Documents now or hereafter in effect, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

          (i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process, and to exercise all rights and remedies available to Lender with respect to the Collateral under the Uniform Commercial Code in effect in the jurisdiction(s) in which such Collateral is located;

          (ii) Subject to applicable law regarding Medicaid/Medicare Account Debtors, Lender shall have the additional rights and remedies with respect to the Accounts, all of which may be exercised with or without further notice to
Borrower: to notify any and all parties to any of the Accounts that the same have been assigned to Lender and that all performance thereunder shall thereafter be rendered to Lender; to renew, extend, modify, amend, accelerate, accept partial performance on, release, settle, compromise, compound, collect or otherwise liquidate or deal with, on terms acceptable to Lender, in whole or in part, the Accounts and all of Borrower's rights or interests therein; to enter into any other agreement relating to or affecting the Accounts; to enforce performance and prosecute any action or proceeding with respect to any and all of the Accounts, and take or bring, in Lender's name or in the name of Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable with respect to the Accounts; and to exercise all other rights, powers and remedies of Lender with respect to the Accounts; provided, however, that Lender shall have no liability or responsibility for any act or omission taken with respect thereto. Borrower hereby nominates and appoints Lender as attorney-in-fact to perform all acts and execute all documents deemed necessary by Lender in furtherance of the terms hereof;

          (iii) The right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (b), without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action;

          (iv) The right to require Borrower at Borrower's expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender;

          (v) The right to reduce the Maximum Loan Amount or to use the Collateral and/or funds in the Concentration Account in amounts up to the Maximum Loan Amount for any reason; and

          (vi) The right to relinquish or abandon any Collateral or any security interest therein.

     (b) Borrower agrees that a notice received by it at least five (5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized marked may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral.

SECTION 8.4. NATURE OF REMEDIES. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy in any order the liabilities and Obligations of Borrower to Lender. All rights and remedies granted Lender hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Loans, and all other existing and future liabilities and obligations of Borrower to Lender, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1.  EXPENSES AND TAXES.

     (a) Borrower agrees to pay, whether or not the Closing occurs, a reasonable documentation preparation fee, together with actual audit and appraisal fees and all other out-of-pocket charges and expenses incurred by Lender in connection with the negotiation, preparation, legal review and execution of each of the Loan Documents. In addition, Borrower shall pay all such fees associated with any amendments to the Loan Documents following Closing.

     (b) Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of the security documents therefor. The obligations of Borrower under this clause (b) shall survive the payment of Borrower's indebtedness hereunder and the termination of this Agreement.

SECTION 9.2. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to their subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

SECTION 9.3. NO WAIVER; CUMULATIVE RIGHTS. No waiver by any party hereto of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

SECTION 9.4. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice hereunder:

     (a)  If to Lender, at:

          HCFP Funding, Inc.
          2 Wisconsin Circle, 4th floor
          Chevy Chase, MD 20815
          Attn: Michael Gardullo
          Telephone: (301) 664-9850
          Telecopier: (301) 664-9890

and a copy to:

          John J. Dawson, Esq.
          John A. Harris, Esq.
          Streich Lang, P.A.
          Renaissance One
          Two North Central
          Phoenix, Arizona 85004-2391
          Telephone: (602) 229-5200
          Telecopier: (602) 229-5690

     (b)  If to Borrower, at:

          c/o RainTree HealthCare Corporation
          15300 N. 90th Street, Suite 100
          Scottsdale, AZ 85260
          Attention: Treasurer
          Telephone:  (602) 423-1954
          Telecopier: (602) 423-1929

And a copy to:

          Thomas J. Salerno, Esq.
          Jordan A. Kroop, Esq.
          Squire Sanders & Dempsey
          40 North Central Avenue
          Suite 2700
          Phoenix, AZ 85004
          Telephone: (602) 528-4000
          Telecopier: (602) 253-8129

If mailed, notice shall be deemed to be given five (5) days after being sent, if sent by personal delivery or telecopier, notice shall be deemed to be given when delivered, and if sent by prepaid courier, notice shall be deemed to be given on the next Business Day following deposit with the courier.

SECTION 9.5. SEVERABILITY. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, the parties hereto shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

SECTION 9.6. SUCCESSORS AND ASSIGNS. This Agreement, the Note, and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Notwithstanding the foregoing, Borrower may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Lender, which may be withheld in its sole discretion. Lender may sell, assign, transfer, or participate any or all of its rights or obligations hereunder with ten calendar days' notice to, but without requiring the consent of, Borrower.

SECTION 9.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

SECTION 9.8. INTERPRETATION. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

SECTION 9.9. SURVIVAL OF TERMS. All covenants, agreements, representations and warranties made in this Agreement, any other Loan Document, and in any certificates and other instruments delivered in connection therewith shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Loans herein contemplated and the execution and delivery to Lender of the Note, and shall continue in full force and effect until all liabilities and obligations of Borrower to Lender are satisfied in full.

SECTION 9.10. RELEASE OF LENDER. Borrower releases Lender, its officers, employees, and agents, of and from any claims for loss or damage resulting from acts or conduct of any or all of them, unless caused by Lender's recklessness, gross negligence, or willful misconduct.

SECTION 9.11. TIME. Whenever Borrower is required to make any payment or perform any act on a Saturday, Sunday, or a legal holiday under the laws of the State of Maryland (or other jurisdiction where Borrower is required to make the payment or perform the act), the payment may be made or the act performed on the next

Business Day. Time is of the essence in Borrower's performance under this Agreement and all other Loan Documents.

SECTION 9.12. COMMISSIONS. The transaction contemplated by this Agreement was brought about by Lender and Borrower acting as principals and without any brokers, agents, or finders being the effective procuring cause. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder, or agent or other person, Borrower will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrower's cost and expense, including Lender's counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender's favor, the amount demanded will be deemed a liability of Borrower under this Agreement, secured by the Collateral.

SECTION 9.13. THIRD PARTIES. No rights are intended to be created hereunder or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including without limitation Borrower's duties under any account or contract in which Lender has a security interest.

SECTION 9.14. DISCHARGE OF BORROWER'S OBLIGATIONS. Lender, in its reasonable discretion, shall have the right at any time, and from time to time, without prior notice to Borrower if Borrower fails to do so, to: (a) obtain insurance covering any of the Collateral as required hereunder; (b) pay for the performance of any of Borrower's obligations hereunder; (c) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and
(d) pay for the maintenance and preservation of any of the Collateral. Expenses and advances shall be added to the Loan, until reimbursed to Lender and shall be secured by the Collateral. Such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.

SECTION 9.15. INFORMATION TO PARTICIPANTS. Lender may divulge to any participant it may obtain in the Loan, or any portion thereof, all information, and furnish to such participant copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any other Loan Document.

SECTION 9.16. INDEMNITY. Borrower hereby agrees to indemnify and hold harmless Lender, its partners, officers, agents and employees (collectively, "Indemnitee") from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender
(including reasonable attorneys' fees and expenses) arising from Borrower's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties hereunder, or from the breach of any of the representations or warranties contained in Article IV hereof. In addition, with the exception of claims asserted in the motion for approval of debtor in possession financing, Borrower shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 9.16 shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 9.17. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY COLLECTION ACTION ARISING OUT OF THIS AGREEMENT OR THE
NOTE IS COMMENCED BY LENDER IN THE STATE OF MARYLAND OR FEDERAL COURT LOCATED IN THE STATE OF MARYLAND, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS DESCRIBED IN SECTION 9.4 HEREOF.

SECTION 9.18. WAIVER OF TRIAL BY JURY. BORROWER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF BORROWER'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

SECTION 9.19. CONFESSION OF JUDGMENT. BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF BORROWER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OF PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS AGREEMENT (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. BORROWER AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. BORROWER WAIVES THE BENEFIT OF ANY AND EVERY

STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

ATTEST:                                 HCFP FUNDING, INC.,
                                        a Delaware corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 RAINTREE HEALTHCARE CORPORATION,
                                        a Delaware corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 BRITWILL HEALTHCARE COMPANY, a
                                        Delaware corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 BRITWILL FUNDING CORPORATION,
                                        a Delaware corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:

ATTEST:                                 CEDAR CARE, INC., an Indiana corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 SHERWOOD HEALTHCARE CORP., an
                                        Indiana corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 BRITWILL INVESTMENTS-I, INC.,
                                        a Delaware corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 BRITWILL INVESTMENTS-II, INC.,
                                        a Delaware corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 BRITWILL INDIANA PARTNERSHIP.,
                                        an Arizona general partnership


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:

ATTEST:                                 BROOKSHIRE HOUSE, INC., a Colorado
                                        corporation (f/k/a Asbury Circle, Inc.)


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 CHRISTOPHER NURSING CENTER, INC., a
                                        Colorado corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 AMBERWOOD COURT, INC., a Colorado
                                        corporation (f/k/a Valley Hi, Inc.)


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 THE ARBORS HEALTH CARE
                                        CORPORATION, an Arizona corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 LOS ARCOS, INC., a Colorado corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:

ATTEST: PUEBLO NORTE, INC., a Colorado corporation (f/k/a Signature Health Care of California Corporation)


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 RIO VERDE NURSING CENTER, INC., a
                                        Colorado corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 SIGNATURE HEALTH CARE CORPORATION, a
                                        Delaware corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:


ATTEST:                                 SIGNATURE MANAGEMENT GROUP, INC., a
                                        Colorado corporation


By:                                     By:
       ----------------------------             --------------------------------
Name:                                   Name:
Title:                                  Title:

                                LIST OF EXHIBITS


Exhibit A - Form of Revolving Credit Note

Exhibit B - INTENTIONALLY DELETED

Exhibit C - Opinion Letter from Borrower's Counsel

Exhibit D - Form of Estoppel Certificate

                                LIST OF SCHEDULES

Schedule 1.36 - Permitted Liens

Schedule 4.1  - Subsidiaries

Schedule 4.5  - Litigation

Schedule 4.6  - Loan Defaults to be Discharged

Schedule 4.7  - Tax Identification Numbers

Schedule 4.10 - Taxes

Schedule 4.13 - Non-Compliance with Law

Schedule 4.14 - Environmental Matters

Schedule 4.15 - Places of Business with patient census

Schedule 4.16 - Licenses

Schedule 4.17 - Stock Ownership

Schedule 4.19 - Borrowings and Guarantees

Schedule 4.21 - Trade Names

Schedule 4.22 - Joint Ventures

Schedule 7.6  - Dividends and Management Fees

Schedule 7.12 - Transactions with Affiliates